EXHIBIT NO. 10.47

                            NONCOMPETITION AGREEMENT
                            ------------------------


         This Noncompetition Agreement (the "Agreement") is made as of the 1st day of September, 1999, between JIT MANUFACTURING, INC., a North Carolina corporation headquartered in Greensboro, North Carolina ("JIT") and GIBRALTAR PACKAGING GROUP, INC. a Delaware corporation, doing business, either directly or through one or more subsidiary companies, in North Carolina ("Gibraltar").

                                   WITNESSETH:

         WHEREAS, JIT is purchasing substantially all of the operating assets of G B Labels, Inc., a Delaware corporation ("GBL") pursuant to the Asset Purchase Agreement of even date herewith ("Asset Purchase Agreement");

         WHEREAS, GBL is engaged in the business of manufacturing and selling pressure sensitive flexo printed labels (the "Business");

         WHEREAS, GBL is a wholly owned subsidiary of Gibraltar and Gibraltar acknowledges it will receive substantial benefits from the transaction contemplated in the Asset Purchase Agreement;

         WHEREAS, JIT is engaged in the business of manufacturing printed labels and related services in the Geographic Area (as defined herein) and intends to expand its services and products into other geographic areas;

         WHEREAS, Gibraltar has agreed to enter into this Agreement in consideration of the purchase by JIT of substantially all of the assets of GBL and as a condition to closing the Asset Purchase Agreement;

         WHEREAS, JIT was in part induced to enter into the Asset Purchase Agreement in consideration of the execution and delivery of this Agreement by Gibraltar;

         WHEREAS, Gibraltar's execution and delivery of this Agreement is one of the conditions of JIT's obligation to consummate the Asset Purchase Agreement;

         NOW, THEREFORE, JIT and Gibraltar hereby agree as follows:




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         1. Covenant Not to Compete. For and in consideration of the amounts to be paid by JIT to Gibraltar pursuant to Section 4 hereunder and other good and valuable consideration described above, Gibraltar covenants and agrees that for a period of two (2) years from the date hereof (the "Non-Competition Period"), Gibraltar will not directly or indirectly, either for Gibraltar or for any other person, partnership, corporation or company engage in the manufacturing, marketing, sale, or provision of pressure sensitive flexo labels (hereinafter all activities set forth in this Section are individually referred to as a "Covered Activity" and collectively referred to as the "Covered Activities") with those customers of GBL listed on the attached Exhibit A. The term "engage in" shall include having any direct or indirect interest in any enterprise, whether as an officer, director, employee, investor, partner, joint venturer, sole proprietor, principal, agent, representative, independent contractor, shareholder, or owner (other than by passive ownership of less than 5% of the stock or other securities of a publicly held corporation whose stock is traded on a national securities exchange or in an over-the-counter market).

                  The parties acknowledge and agree that the covenants described herein were arrived at as a result of arms length bargaining, that the consideration arrived at herein being paid to Gibraltar in exchange for such agreement is reasonable and the parties hereby waive the right to assert the unreasonableness of such restrictions.

         2.       Confidentiality.

         (a) Gibraltar recognizes and acknowledges that it has been privy to confidential, proprietary and non-public information much of which GBL has agreed to sell to JIT pursuant to the Asset Purchase Agreement and which will be acquired by JIT, including, but not limited to, information relating to GBL's operations, plans and activities, proprietary and trade secret information, and other commercial aspects of the Business ("Confidential Information"). Accordingly, Gibraltar covenants for itself and its officer, director, employees, agents, and consultants that it will hold such Confidential Information in a fiduciary capacity for the benefit of JIT and will not, either directly or indirectly, use for its own benefit or divulge, disclose or communicate such Confidential Information to any person, firm, corporation, association or other entity except with the knowledge and consent of JIT and except for any disclosure made by Gibraltar to Gibraltar's attorneys and accountants or as otherwise may be required by law. Gibraltar shall take all reasonable and appropriate steps to safeguard such Confidential Information against disclosure, misuse, loss or theft.

         (b) JIT and Gibraltar agree that such Confidential Information to which Gibraltar had or may have access shall not be considered confidential if and to the extent that the information is, or becomes through no fault or action of Gibraltar, published or part of the public domain.

         3. Inducement of Employees and Business Relations. For a period of two
(2) years from the date hereof, Gibraltar shall not, directly or indirectly, (i) induce, attempt to induce or aid others in inducing an employee of JIT to leave the employ of JIT or in any way interfere with the

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relationship between JIT and an employee of JIT, or (ii) in connection with the
Business only, induce or attempt to induce any customer, supplier, licensee or other business relation of JIT to cease doing business with JIT, or in any way interfere with the relationship between any customer or business relation with JIT. For a period of two (2) years from the date hereof, JIT shall not, directly or indirectly, (i) induce, attempt to induce or aid others in inducing an employee of the Standard Packaging and Printing Corp. subsidiary of Gibraltar ("Standard") to leave the employ of Standard or in any way interfere with the relationship between Standard and an employee of Standard.

          4. Consideration. As consideration for the agreements of Gibraltar under Sections 1, 2, and 3 hereinabove, JIT shall pay Gibraltar the sum of One Thousand Dollars ($1,000.00) payable in cash at closing (the "Noncompete Payment").

         5. Term. The term of this Agreement shall commence on the date hereof and terminate on the second anniversary of the date hereof.

         6. Remedies. The parties hereto agree that JIT would suffer irreparable harm that would not be adequately remedied by money damages from a breach by Gibraltar of any of the covenants or agreements contained in this Agreement. Therefore, in the event of the actual or threatened breach by Gibraltar of any of the provisions of Sections 1, 2 or 3 of this Agreement, JIT or its successors or assigns may, in addition and supplementary to any other rights and remedies existing in its favor, apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief in order to enforce or prevent any violation of the provisions of Sections 1, 2, or 3 hereof. In the event of any alleged breach or violation by Gibraltar of any of the provisions of Section 1 of this Agreement, the non-competition period described in Section 1 will be tolled until such alleged breach or violation is resolved. Gibraltar agrees that these restrictions are reasonable. This Section is not intended to limit in any way the availability of additional equitable or legal relief for the types of breaches discussed in this Section where circumstances and applicable legal principles support such relief, nor limit in any way the availability of any legal or equitable relief for the breach of any other provisions of this Agreement.

         7. Severability. If any provision or clause of this Agreement, or portion thereof, shall be held by any court or other tribunal of competent jurisdiction to be illegal, void or unenforceable in such jurisdiction, the remainder of such provisions shall not thereby be affected and shall be given full effect, without regard to the invalid portion. It is the intention of the parties, and the parties agree that as an essential part of the bargained for consideration of this Agreement, if any court construes any provision or clause of this Agreement, or any portion thereof, to be illegal, void or unenforceable because of the duration of such provision or the area or matter covered thereby, such court shall reduce the duration, area, or matter of such provision, and in its reduced form, such provision shall then be enforceable to the greatest extent permitted by law, and shall be enforced.

         8. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and all rights hereunder are personal to Gibraltar and shall not be assignable by Gibraltar. Any person, firm or corporation succeeding to the business of JIT by merger, purchase, consolidation or otherwise may assume by contract or operation of law all obligations of JIT hereunder


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for which consent of Gibraltar is not required.

         9. No-Waiver. Failure by either JIT or Gibraltar to exercise any remedy available to either in the event of a default by the other hereunder shall not be deemed to be a waiver of any other default, or of any repetition of the initial default.

         10. Amendments. No amendment or modification of this Agreement shall be deemed effective unless and until executed in writing by both parties hereto.

         11. Governing Law and Choice of Forum. This Agreement shall be deemed to have been made in Guilford County, North Carolina, regardless of the place where the parties each in fact execute said instruments and regardless of the order in which the signatures of the parties shall be affixed hereto, (and regardless of who is deemed to be the offeror and the offeree); and this Agreement shall be interpreted and the rights and liabilities of the parties determined in accordance with the substantive laws of the State of North Carolina, without giving effect to its choice of law rules; and the parties consent and agree that any dispute, claim, suit or other legal action arising out of this Agreement shall only be commenced and prosecuted in North Carolina State Court or a United States Federal District Court for the Middle District of North Carolina sitting in Guilford County. The parties agree that this Section 11 is an essential part of the bargained for consideration of this Agreement.

         12. Representation and Warranty. The parties each warrant and represent to the other that this Agreement is duly authorized and constitutes a valid and legally binding obligation, enforceable in accordance with its respective terms, except as such enforcement may be limited by: (i) applicable bankruptcy, insolvency, fraudulent conveyance, moratorium or other similar laws presently in effect concerning the enforcement of creditors' rights generally, and (ii) the effect of rules of law governing the availability of equitable remedies including, without limitation, injunction and specific performance.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                     SELLER:
                                     GIBRALTAR PACKAGING GROUP, INC.

                                     By:   /s/ John W. Lloyd
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                                           John W. Lloyd, Secretary
                                     BUYER:
                                     JIT MANUFACTURING, INC.

                                     By:   /s/ David F. Laughlin
                                        -------------------------------
                                           David F. Laughlin, President